EXHIBIT 21   SUBSIDIARIES OF THE REGISTRANT

The following table sets forth information with respect to the subsidiaries of Ampal, their respective states of organization and the percentage of voting securities owned as of December 31, 2000:

                                                                                           PERCENTAGE
                                                                                        VOTING SECURITIES
       NAME OF                  RELATIONSHIP                        STATE OF                OWNED BY
       COMPANY                    TO AMPAL                       ORGANIZATION           IMMEDIATE PARENT
       -------                  ------------                     ------------          ------------------
Am-Hal Ltd.                     Subsidiary                           Israel                100(1)
Ampal Communications, Inc.      Subsidiary                           Delaware              100
Ampal Communications            Subsidiary of                        Israel                100
  Holding Company Ltd.            Ampal Communications, Inc.
Ampal Communications            Subsidiary of Ampal                  Israel                100(2)
  Limited Partnership             Communications Holding
                                  Company Ltd.
Ampal Development               Subsidiary of                        Israel                 90(3)
  (Israel) Ltd.                   Ampal (Israel) Ltd.
Ampal Enterprises Ltd.          Subsidiary of Ampal                  Israel                 99.9(4)
                                  Development(Israel) Ltd.
Ampal Financial                 Subsidiary of                        Israel                 51(5)
  Services Ltd.                   Ampal (Israel) Ltd.
Ampal Holdings (1991)           Subsidiary of                        Israel                 99.9(6)
  Ltd.                            Ampal Industries, Inc.
Ampal Industries, Inc.          Subsidiary                           Delaware              100
Ampal Industries                Subsidiary of Ampal                  Israel                100
  (Israel) Ltd.                   Industries, Inc.
Ampal International             Subsidiary of Ampal                  Israel                100
  Ventures (2000) Ltd.            Industries (Israel) Ltd.
Ampal (Israel) Ltd.             Subsidiary                           Israel                100
Ampal Leasing                   Subsidiary                           Delaware              100
  Corporation
Ampal Properties Ltd.           Subsidiary of Ampal                  Israel                 99(7)
                                  Industries (Israel) Ltd.
Ampal Protected                 Subsidiary of Ampal                  Israel                 99.9(8)
  Housing (1994) Ltd.             Industries, Inc.
Ampal Protected                 Subsidiary of Ampal                  Israel                 99.9(9)
  Housing (1998) Ltd.             Industries, Inc.
Ampal Realty Corporation        Subsidiary of                        New York              100
                                  Ampal (Israel) Ltd.
Ampal Sciences, Inc.            Subsidiary of                        Delaware              100
                                  Ampal Industries, Inc.
Country Club                    Subsidiary of Ampal                  Israel                 51
  Kfar Saba Ltd.                  Industries, Inc.
H.L. Properties Ltd.            Subsidiary of Ampal                  Israel                100
                                  Protected Housing
                                  (1998) Ltd.
Nir Ltd.                        Subsidiary of Ampal                  Israel                 99.96
                                  Development (Israel) Ltd.

----------
(1)     50%-owned by both Ampal Protected Housing (1994) Ltd. and H.L.
        Properties Ltd.
(2) Ampal Communications Holding Company Ltd. is the sole general partner of the limited partnership.
(3)     The remaining 10% of the voting securities is owned by Ampal.
(4)     The remaining .1% is owned by Nir Ltd.
(5)     The remaining 49% is owned by Ampal.
(6)     The remaining .1% is owned by Ampal.
(7)     The remaining 1% is owned by Ampal (Israel) Ltd.
(8)     The remaining .1% is owned by Ampal (Israel) Ltd.
(9)     The remaining .1% is owned by Ampal Industries (Israel) Ltd.

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